QT Imaging Reports Strong Third Quarter 2025 Financial Results
Generated Revenue of $4.2 Million in Q3; Reaffirms Forecast of $18 Million in Revenue and Shipping a Total of 40 Scanners in Full-Year 2025
Applied to Relist on Nasdaq Less Than 9 Months After Leaving the Exchange
Significantly Strengthened Financial Position Via $18.2 Million PIPE Transaction with High-Conviction Healthcare Specialist Investors
Advanced Global Expansion with New Strategic Distribution Partner in Saudi Arabia
Appointed Seasoned Accounting Executive, Jay Jennings, as its New Chief Financial Officer
Accomplished Industry Veteran, Satrajit Misra, Joined as Chief Commercial Officer from Canon Medical Systems USA
Continues Its Pivot from a Scanner Company Toward a SaaS and Biomarker-Driven Medical Imaging Franchise
NOVATO, CA – November 10, 2025 – QT Imaging Holdings, Inc. (OTCQB: QTIH) (“QT Imaging” or the “Company”), a medical device company engaged in research, development, and commercialization of innovative body imaging systems, today announced financial results for the three and nine months ended September 30, 2025, and provided a business update.
“I am pleased to report that our team delivered another strong performance,” said Dr. Raluca Dinu, QT Imaging Chief Executive Officer. “This quarter’s results both underscore the strength of our current scanner business and provide a solid foundation for our continued transformation into a scalable imaging platform through the convergence of quantitative ultrasound, AI/ML, and biomarker science — creating an intelligent, adaptive ecosystem for breast imaging that continuously learns and improves with every patient scanned.”
Dr. Dinu continued, “We were also thrilled to recently welcome Jay Jennings as our new Chief Financial Officer, and Satrajit Misra as our first-ever Chief Commercial Officer. Combined, these two executive leaders bring close to 60 years of relevant, impactful experience to QT Imaging. On a personal note, through my work with Jay over the past months, and with Satrajit via our ongoing strategic partnership with Canon Medical Systems USA, they have both earned my trust, respect and most importantly, confidence. We look forward to their contributions to our execution and growth.”

Third Quarter and Recent Business Developments
•Shipped nine QTI Breast Acoustic CT™ scanners and generated record revenue of $4.2 million in the 2025 third quarter — up 15% and 339% from the second quarter of 2025 and third quarter of 2024, respectively, and in line with the 2025 annual projections.
•Launched the latest QTviewer™, version 2.8, which provides several new features designed to enhance clinical efficiency and diagnostic accuracy.
•Entered into an exclusive distribution agreement with Gulf Medical Co. (“GMC”), pursuant to which GMC has become the exclusive distributor of QTI Breast Acoustic CT™ scanners and user subscriptions to the QTI Cloud Platform in Saudi Arabia.
•Received $5.0 million in additional financing via a restated and amended senior secured term loan with Lynrock Lake Master Fund LP (“Lynrock Lake”). QT Imaging used the net proceeds from the transaction to repurchase in full the warrant held by YA II PN, Ltd. to purchase 5,000,071 shares of the Company’s common stock at an exercise price of $1.20 per share (post-reverse stock split).
•Significantly strengthened financial position through a fully subscribed $18 million private placement financing (the “October PIPE”), which included anchoring from Sio Capital and participation from other institutional and existing company investors. The Company subsequently enhanced the balance sheet by repaying $5.0 million of its restated and amended senior secured term loan with Lynrock Lake, and intends to use the balance of the net proceeds from the October PIPE for expanding its U.S. and global go-to-market activities, and for deploying the QTI Cloud Platform.
•Appointed seasoned accounting executive, Jay Jennings, as its new Chief Financial Officer, with overall responsibility for operational finance, financial reporting, budgeting and strategic planning, and treasury management.
•Announced that it submitted its application to relist on the Nasdaq Capital Market (“Nasdaq”). In connection with this planned relisting, the Company also announced that its Board of Directors approved a 3:1 reverse stock split of the Company’s issued and outstanding common stock. The reverse stock split was intended to fulfill the requirement that the Company's common stock must be $4.00 or higher at the time of listing on Nasdaq. The 3:1 reverse stock split of the Company’s issued and outstanding common stock became market effective on October 23, 2025.
•Entered into a strategic collaboration with Intelerad Medical Systems, a global leader in providing medical imaging solutions, establishing the deployment of InteleShare Research picture archiving and communication systems (PACS) and Cloud PACS across QT Imaging’s clinical research and commercial networks. The collaboration supports QT Imaging’s mission to deliver safe, quantitative, and accessible imaging by enabling seamless integration of QT Imaging’s Breast Acoustic CT™ Scanners with InteleShare’s secure, cloud-based platform to deliver QT Imaging’s Cloud SaaS Platform to its customers.
•Announced that its Chief Medical Officer, Elaine luanow, MD, will host an in-person seminar titled “Quantitative Transmission Imaging Technology: The Future of Breast Imaging with Safe Volumetric Ultrasound” at the upcoming 111th Scientific Assembly and Annual Meeting of the Radiological Society of North America (“RSNA 2025”) being held in Chicago, IL, November 30 – December 4, 2025. The Company is also pleased to invite RSNA 2025 attendees to visit Booth #6713, in the North Hall, for live demonstrations of its FDA-cleared QTI Breast Acoustic CT™ scanner.
•On November 10, 2025, QT Imaging appointed accomplished industry veteran, Satrajit Misra, as Chief Commercial Officer, underscoring the Company’s commitment to innovation, clinical excellence, and commercial execution in delivering accessible, radiation-free, contrast-free, and compression-free breast imaging technologies for women worldwide.
Summary of Third Quarter 2025 Financial Results
•Revenue was $4.2 million for the third quarter of 2025, representing 339% year-over-year growth and 15% sequential quarter-over-quarter growth, respectively. The year-over-year increase in revenue was primarily attributable to the shipment of nine QT Breast Acoustic CT™ scanners during the third quarter of 2025, as per minimum order quantities (“MOQs”) in the Company’s Amended Distribution Agreement with NXC Imaging, a wholly owned subsidiary of Canon Medical Systems USA, as compared to the two scanners sold in the third quarter of 2024. In addition, the Company shipped five more scanners during the month of October 2025, in agreement with its distribution partner.
•Gross margin of 43% in the third quarter of 2025 compared to 63% in the third quarter of 2024. The decline in gross margin in the third quarter of 2025 was primarily attributable to variability in the weighted average cost related to the Company’s existing inventory during the quarter.
•Total operating expenses for the third quarter of 2025 were $3.5 million, an 18% increase from $2.9 million in the same period of 2024. This was primarily attributable to increases in professional and outside service expenses, employee compensation expenses, and general business expenses, partially offset by a decrease in insurance expenses and an increase in the allocation of expenses from selling, general and administrative expenses to cost of revenue.
•Net loss of $4.6 million for the third quarter of 2025, or $(0.47) per share, which includes a $0.1 million change in the fair value of warrant liability, $2.2 million change in the fair value of earnout liability, and interest expense of $0.6 million, compared to a net loss of $3.6 million, or $(0.51) per share, for the third quarter of 2024.
•Non-GAAP Adjusted EBITDA of $(1.4) million for the third quarter of 2025, compared to $(2.2) million for the third quarter of 2024.
•Net cash used in operating activities during the third quarter of 2025 was $(0.9) million compared to $(1.9) million in the third quarter of 2024.
•As of September 30, 2025, the Company had cash of $1.7 million. This did not include any of the $18.2 million in gross proceeds from the Company’s October 2025 PIPE financing, before deducting the offering expenses payable by the Company.
Updated 2025-2026 Sales Outlook
The Company reiterates its plans to deliver $18 million in revenue in 2025 (shipment of 40 scanners) and, as a result of its new agreement for Saudi Arabia, is increasing its revenue outlook for 2026 from $27 million (shipment of 60 scanners) to $39 million (shipment of 80 scanners). These targets are in accordance with the MOQs per its Amended Distribution Agreement with its strategic business and distribution partner, NXC Imaging, Inc., as well as its new distribution agreement with Gulf Medical.
November 11 Conference Call Details
QT Imaging is pleased to invite all interested parties to participate in a conference call tomorrow, November 11th, at 4:30pm EST, during which time the results will be discussed. To participate in the call, please dial 1-877-545-0523 (domestic) or 973-528-0016 (international), access code 457613 or by click here. The call will also be broadcast live and archived on the Company's website here.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,”

“continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the QT Imaging Breast Acoustic CT™ Scanner, including its commercialization, manufacturing (including large scale) and further development, the evolution of QT Imaging into a scalable imaging platform combining proprietary hardware, advanced image reconstruction software, and AI-powered clinical decision tools to address the growing need for precision in breast health, the QTI Cloud Platform and SaaS pricing model, performance of software enhancements, the future repayment of the Lynrock Lake Term Loan, plans for QT Imaging, new product development and introduction, product sales growth and projected revenues, including from sales in Saudi Arabia, QT Imaging’s industry, future events, and other statements that are not historical facts. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of QT Imaging's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: the ability of the Company to sell and deploy the QT Imaging Breast Acoustic CT™ Scanner; the ability to extend product offerings into new areas or products; the ability to commercialize technology; unexpected occurrences that deter the full documentation and “bring to market” plan for products; trends and fluctuations in the industry; changes in demand and purchasing volume of customers; unpredictability of suppliers; the ability to attract and retain qualified personnel and the ability to move product sales to production levels; changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control; changes in our ability to successfully receive purchase orders and generate revenue under our existing contracts with partners and distributors; our ability to realize the benefits of the strategic partnerships; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; our ability to pay our debt obligations as they come due; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that QT Imaging presently does not know or that QT Imaging currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect QT Imaging's expectations, plans or forecasts of future events and views as of the date of this release. QT Imaging anticipates that subsequent events and developments will cause QT Imaging's assessments to change. However, while QT Imaging may elect to update these forward-looking statements at some point in the future, QT Imaging specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Non-GAAP Financial Measures
The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA and Adjusted EBITDA, have not been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.
The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of QT Imaging's liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare QT Imaging’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.
EBITDA is defined as loss before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for stock-based compensation, net change in fair value of derivative, earnout and warrant liabilities, transaction expenses, warrant modification expense, debt modification and extinguishment expenses, and debt issuance expense. Similar excluded expenses may be incurred in future periods when calculating these measures. QT Imaging believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. QT Imaging believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing QT Imaging’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.
Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s condensed consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.
Management uses EBITDA and Adjusted EBITDA as a non-GAAP performance measure which is defined in the accompanying tables and is reconciled to net loss, the most directly comparable GAAP measure, in the tables below. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net income (loss) or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net income (loss).
We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables below.

About QT Imaging
QT Imaging Holdings, Inc. is a public (OTCQB: QTIH) medical device company engaged in research, development, and commercialization of innovative body imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the Company’s website at www.qtimaging.com.
Breast Acoustic CTTM is a trademark of an affiliate of QT Imaging Holdings, Inc.
Contacts
For media inquiries, please contact:

Stephen Kilmer
Head of Investor Relations
Stephen.Kilmer@qtimaging.com
Direct: (646) 274-3580

Jay Jennings
Chief Financial Officer
Jay.Jennings@qtimaging.com

Summary of Results for the Three and Nine Months Ended
September 30, 2025 and 2024
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands (except share and per share amounts)	2025	2024	2025	2024
Revenue	$4,192	$956	$10,650	$4,032
Cost of revenue	2,389	351	5,208	1,792
Gross profit	1,803	605	5,442	2,240
Operating expenses:
Research and development	939	925	2,692	2,493
Selling, general and administrative	2,516	2,007	6,487	9,873
Loss from operations	(1,652)	(2,327)	(3,737)	(10,126)
Interest expense, net	(565)	(1,455)	(1,635)	(3,149)
Other (expense) income, net	(30)	17	(8,770)	(191)
Change in fair value of warrant liability	(80)	9	(3,581)	200
Change in fair value of derivative liability	—	87	101	4,800
Change in fair value of earnout liability	(2,230)	50	(2,070)	2,970
Loss before income tax expense	$(4,557)	$(3,619)	$(19,692)	$(5,496)
Income tax expense	—	—	3	—
Net loss	$(4,557)	$(3,619)	$(19,695)	$(5,496)
Less: deemed dividend related to the modification of equity classified warrants	—	—	—	(5,186)
Net loss attributable to common stockholders	$(4,557)	$(3,619)	$(19,695)	$(10,682)

Basic and diluted net loss per share (1)	$(0.47)	$(0.51)	$(2.09)	$(1.72)

Weighted average shares outstanding (1)	9,601,972	7,155,505	9,415,349	6,245,877
(1)    Share and per share amounts for the three and nine months ended September 30, 2024 differ from those published in prior condensed consolidated financial statements as they were retrospectively adjusted as a result of the Reverse Stock Split (as described below in Note 1 to the condensed consolidated financial statements). Specifically, the number of shares of common stock outstanding during periods before the Reverse Stock Split are divided by the exchange ratio of 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025.

EBITDA and Adjusted EBITDA for the Three and Nine Months Ended
September 30, 2025 and 2024
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands	2025	2024	2025	2024
Net loss	$(4,557)	$(3,619)	$(19,695)	$(5,496)
Interest expense, net	565	1,455	1,635	3,149
Income tax expense	—	—	3	—
Depreciation and amortization	40	20	115	204
EBITDA	(3,952)	(2,144)	(17,942)	(2,143)
Adjustments:
Stock-based compensation	199	127	519	166
Warrant modification	—	—	—	201
Debt modification and extinguishment expenses(1)	46	—	2,170	—
Change in fair value of warrant liability(2)	80	(9)	3,581	(200)
Change in fair value of derivative liability(3)	—	(87)	(101)	(4,800)
Change in fair value of earnout liability(4)	2,230	(50)	2,070	(2,970)
Transaction expenses (5)	—	—	—	4,301
Debt issuance expense (6)	—	—	6,640	—
Adjusted EBITDA	$(1,397)	$(2,163)	$(3,063)	$(5,445)
(1)The Company recorded debt modification expense of $0.1 million primarily related to its modification of the Cable Car Note on January 9, 2025 and debt extinguishment expense of $2.0 million related to the extinguishment of the Yorkville Note and Cable Car Note on February 26, 2025 in other (expense) income, net for the nine months ended September 30, 2025.
(2)The increase in fair value of warrant liability during the nine months ended September 30, 2025 relates to the liability classified private placement warrants, the Lynrock Lake Warrant and Yorkville Warrant, which is primarily driven by increase in the Company's stock price from beginning of period to June 11, 2025, which is the date the Lynrock Lake Warrant and Yorkville Warrant were modified and subsequently reclassified to equity.
(3)The decrease in fair value of derivative liability during the nine months ended September 30, 2025 related to the Yorkville Pre-paid Advance, which contained features that were bifurcated as freestanding financial instruments and initially valued on March 4, 2024 upon consummation of the Merger. The derivative liability was subsequently revalued as of February 26, 2025, prior to the extinguishment of the Yorkville Note.
(4)The earnout liability relates to the contingent consideration for the Merger Earnout Consideration Shares pursuant to the Business Combination Agreement dated December 8, 2022, as amended in September 2023. The earnout liability was initially valued using the Monte Carlo Simulation method on March 4, 2024 and subsequently revalued using the same method.
(5)The Company incurred transaction expenses related to the Merger with GigCapital5, Inc,, which closed on March 4, 2024. These transaction expenses included a $3.7 million of transaction costs that were settled with issuance of common stock, $0.4 million of transaction costs settled or payable in cash and a $0.2 million loss on issuance of common stock in connection with a subscription agreement, which were recorded as selling, general and administrative expenses in the condensed consolidated statement of operations during the nine months ended September 30, 2024. There were no transaction expenses incurred during the nine months ended September 30, 2025.
(6)Upon the issuance of Lynrock Lake Term Loan closed on February 26, 2025, the Company recorded a loss of $6.6 million, including debt issuance costs of $0.2 million, in other expense, net for the nine months ended September 30, 2025.

Condensed Consolidated Balance Sheets as of
September 30, 2025 and December 31, 2024
(Unaudited)

$ in thousands	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash	$1,715	$1,172
Restricted cash and cash equivalents	20	20
Accounts receivable, net	3,244	67
Inventory	5,242	3,141
Prepaid expenses and other current assets	1,067	517
Total current assets	11,288	4,917
Non-current assets:
Property and equipment, net	127	196
Operating lease right-of-use assets, net	667	935
Other assets	39	39
Total assets	$12,121	$6,087

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$2,019	$803
Accrued expenses and other current liabilities	5,235	3,550
Current maturities of long-term debt	5,023	4,986
Deferred revenue	24	49
Operating lease liabilities, current	442	406
Total current liabilities	12,743	9,794
Non-current liabilities:
Long-term debt	273	9
Related party notes payable	3,895	3,849
Operating lease liabilities	321	657
Warrant liability	106	22
Derivative liability	—	304
Earnout liability	2,510	440
Other liabilities	1,349	550
Total liabilities	21,197	15,625

Stockholders’ deficit:
Common stock (1)	1	1
Additional paid-in capital !1)	42,558	22,402
Accumulated deficit	(51,635)	(31,941)
Total stockholders’ deficit	(9,076)	(9,538)
Total liabilities and stockholders’ deficit	$12,121	$6,087
(1)    Share amounts as of December 31, 2024 differ from those published in prior consolidated financial statements as they were retrospectively adjusted as a result of the Reverse Stock Split (as described below in Note 1, The Company and Summary of Significant Accounting Policies). Specifically, the number of shares of common stock outstanding during periods before the Reverse Stock Split are divided by the exchange ratio of 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025.

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended
September 30, 2025 and 2024
(Unaudited)

	Nine Months Ended September 30,
$ in thousands	2025	2024
Cash flows from operating activities:
Net loss	$(19,695)	$(5,497)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	115	204
Stock-based compensation	519	166
Warrant modification expense	—	201
Loss on issuance of the Lynrock Lake Term Loan	6,640	—
Debt extinguishment loss	2,080	—
Debt modification expense	90	—
Provision for credit losses	—	1
Fair value of common stock issued in exchange for services and in connection with non-redemption agreements	—	3,718
Loss on issuance of common stock in connection with a subscription agreement	—	206
Non-cash interest	749	2,404
Non-cash operating lease income	(31)	(21)
Change in fair value of warrant liability	3,581	(200)
Change in fair value of derivative liability	(101)	(4,800)
Change in fair value of earnout liability	2,070	(2,970)
Changes in operating assets and liabilities:
Accounts receivable	(3,177)	(256)
Inventory	(2,102)	1,526
Prepaid expenses and other current assets	(298)	(459)
Accounts payable	1,072	(2,062)
Accrued expenses and other current liabilities	1,856	(768)
Deferred revenue	(25)	(328)
Other liabilities	799	129
Net cash used in operating activities	(5,858)	(8,806)

Cash flows from investing activities:
Purchases of property and equipment	(47)	(35)
Net cash used in investing activities	(47)	(35)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants, net of issuance costs	679	—
Proceeds from issuance of common stock pursuant to subscription agreement, net of issuance costs	—	500
Proceeds from long-term debt, net of issuance costs	15,000	10,525
Proceeds from stock option exercises	75	—
Proceeds from warrant exercises	532	—
Repayment of long-term debt	(4,688)	(1,243)
Repayment of bridge loans	—	(800)
Payment of deferred issuance costs	(150)	—
Proceeds from the Merger, net of transaction costs	—	1,238
Repurchase of warrant from Yorkville	(5,000)	—
Net cash provided by financing activities	6,448	10,220
Net increase in cash and restricted cash and cash equivalents	543	1,379
Cash and restricted cash and cash equivalents at the beginning of period	1,192	185
Cash and restricted cash and cash equivalents at the end of the period	$1,735	$1,564